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Exhibit 10.9

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, UNLESS THE COMPANY HAS RECEIVED THE WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, ASSIGNMENT OR TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT 1933, AS AMENDED.

CERTIFICATE FOR «Units» WARRANTS

Issue Date:        January 24, 2002

TRIPATH TECHNOLOGY, INC.

WARRANT CERTIFICATE

        THIS CERTIFIES that, as of January 24, 2002, «Subscriber» or its registered assigns is the registered holder (the "Holder") of the number of warrants (the "Warrants") set forth above (subject to adjustment as provided in Section 10 hereof), each of which represents the right to purchase one fully paid and non-assessable share of Series A Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"), of Tripath Technology, Inc., a Delaware corporation (the "Company"), at the exercise price (the "Exercise Price") of $39.00 per share of Series A Preferred Stock, at any time prior to the Termination Date hereinafter referred to, by surrendering this Warrant Certificate, with the form of Election to Purchase set forth hereon duly executed, at the Company's office, and by paying in full the Exercise Price, plus transfer taxes, if any, in United States currency by certified check, bank cashier's check or money order payable to the order of the Company.

        These Warrants have been issued concurrently with certain shares of the Company's Series A Preferred Stock pursuant to an effective Securities Purchase Agreement of even date herewith between the Company and the Holder (the "Purchase Agreement"), and represent the right to purchase that number of shares of Series A Preferred Stock equal to twenty percent (20%) of that number of shares of Series A Preferred Stock purchased by the Holder pursuant to the Securities Purchase Agreement.

        1.    Exercise Period—The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time and from time to time during the Exercise Period, which shall commence on the date hereof and shall end on the earlier of (i) 5:00 p.m. Eastern Standard time on January 24, 2005 or (ii) a Change of Control (the "Termination Date"); provided, however, that should the Company fail to provide notice of the Change of Control to the Holder as provided below, the Warrants shall not terminate on such Change of Control. For purposes of this Warrant, a Change of Control shall mean (i) the consolidation of the Company with or merger of the Company with or into any other person in which the Company is not the surviving corporation and after which persons who were not stockholders of the Company immediately prior to such merger or consolidation own immediately after such merger or consolidation 50% or more of the voting power of the outstanding securities of each of the continuing or surviving entity and any direct or indirect parent corporation of such continuing or surviving entity, (ii) the sale of all or substantially all of the assets of the Company to any other person, or (iii) any sale or transfer of any capital stock of the Company after the date of this Agreement, following which 50% of the combined voting power of the Company becomes beneficially owned by one person or group acting together. The Company shall give written notice to each Holder at least fifteen (15) days prior to the date or expected date on which a Change of Control is to be consummated. For purposes of this definition, "group" shall have the meaning as such term is used in Section 13(d)(1) under the Exchange Act.

        2.    Exercise Price—The price per share of the Series A Preferred Stock at which this Warrant may be exercised (the "Exercise Price") shall be $39.00 per share of Series A Preferred Stock, subject to adjustment as provided herein.

        3.    Exercise of Warrant—During the Exercise Period, this Warrant may be exercised, in whole or in part and from time to time, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the principal office of the Company (or such other office or agency of the Company as it may designate) and upon payment of the Exercise Price of the shares thereby purchased (the aggregate of the Exercise Price for all shares to be exercised being referred to herein as the "Purchase Price"). Payment of the Purchase Price may be made (i) by check or bank draft payable to the order of t he Company or (ii) by wire transfer to the account of the Company. Upon exercise, the Holder shall be entitled to receive, promptly after payment in full, one or more certificates, issued in the Holder's name or in such name or names as the Holder may direct, subject to the limitations on transfer contained herein, for the number of shares of Series A Preferred Stock so purchased. The shares so purchased shall be deemed to be issued as of the close of business on the date on which the Company receives the duly executed Notice of Exercise and the Purchase Price.

        The Company covenants that all shares of Series A Preferred Stock that are issued upon the exercise of rights represented by this Warrant will be fully paid, nonassessable, and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

        4.    Mandatory Exercise—In the event that the sales price of the Company's Common Stock as quoted on the Nasdaq National Market, or any other national securities exchange or automated quotation system, as they case may be, on which the Company's Common Stock is listed or trades, reaches $5.85 per share or greater for twenty (20) days (which need not be consecutive) during any thirty (30) day period, then the Holder shall, within ten (10) days of receipt of notice of the foregoing from the Company, be required to exercise the Warrant in full by paying to the Company the aggregate Purchase Price for the shares in accordance with the terms of Section 3 hereof. If the Holder does not exercise the Warrant in full within such time period, then the Warrant shall terminate and be cancelled without further action on the part of the Company or the Holder, and the Holder shall have no further rights under the Warrant or to the shares issuable upon exercise of the Warrant. Notwithstanding the foregoing, in the event that the Company is unable to obtain approval of the conversion of the Series A Preferred Stock by the holders of the Common Stock or the registration statement covering the resale of the shares underlying this Warrant is not declared effective by the Securities and Exchange Commission, the Holder shall not be required to exercise the Warrant pursuant to this provision.

        5.    No Fractional Shares or Scrip—No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the Exercise Price per share as then in effect.

        6.    Charges, Taxes and Expenses—Issuance of certificates for shares of Series A Preferred Stock shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate; provided, however, that the Holder shall be responsible for any issue or transfer tax associated with such issuance.

        7.    No Rights as Shareholder—This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to exercise and payment of the Exercise Price in accordance with Section 3 hereof.

        8.    Investment Representation—The Holder (i) is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, (the "Securities Act"); (ii) has the ability to bear the economic risks of such Holder's prospective investment, including a complete loss of Holder's investment in the Warrants and the shares of Series A Preferred Stock issuable upon the exercise thereof (collectively, the "Securities"); (iii) has been furnished with and has had access to such information as such Holder has considered necessary to make a determination as to the purchase of the Securities together with such additional information as is necessary to verify the accuracy of the information supplied; (iv) has had the opportunity to ask questions concerning the Company and had all questions which have been asked by such Holder satisfactorily answered by the Company; and (v) has not been offered the Securities by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media. The Holder, by acceptance of this Warrant, represents and warrants to the Company that this Warrant and all securities acquired upon any and all exercises of this Warrant are purchased for the Holder's own account for investment, and not with view to distribution of either this Warrant or any securities purchasable upon exercise hereof in violation of the Securities Act.

        9.    Listing, Exercise or Transfer Without Registration

          9.1  Listing—The Company shall promptly secure the listing of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock issuable upon exercise of the Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the conversion of the Shares of Series A Preferred Stock issuable upon exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

          9.2  Exercise or Transfer Without Registration—If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the shares of Series A Preferred Stock issuable hereunder), shall not be registered under the Securities Act, and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel that is reasonably acceptable to the Company to the effect that such exercise, transfer or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.

          9.3  Registration Rights. The Holder understands that neither the Warrant nor the shares of Series A Preferred Stock issuable hereunder or the shares of Common Stock issuable upon conversion of the Series A Preferred Stock have been registered under the Securities Act. The shares of Series A Preferred Stock issuable hereunder are entitled to the registration rights referred to in the Securities Purchase Agreement dated as of January    , 2002 by and among the Company, the Holder and the other persons identified therein as Purchasers.

        10.  Adjustments. The Exercise Price and the number and kind of securities purchasable hereunder are subject to adjustment, as follows:

        10.1  Conversion or Redemption of Series A Preferred Stock. Should all of the Company's Series A Preferred Stock be, or if outstanding would be, at any time prior to the expiration of this Warrant or any portion thereof, redeemed or converted into shares of the Company's Common Stock in accordance with the terms of the Certificate of Designations, then this Warrant shall become immediately exercisable for that number of shares of the Company's Common Stock equal to the number of shares of the Common Stock that would have been received if this Warrant had been exercised in full and the Series A Preferred Stock received thereupon had simultaneously converted immediately prior to such event, and the Exercise Price shall immediately be adjusted to equal the quotient obtained by dividing (x) the aggregate Exercise Price of the maximum number of shares of Series A Preferred Stock for which this Warrant was exercisable immediately prior to such conversion or redemption, by (y) the number of shares of Common Stock for which this Warrant is exercisable immediately after such conversion or redemption. For purposes of the foregoing, the "Certificate of Designations shall mean the Certificate of Incorporation of the Company as amended and/or restated and effective immediately prior to the redemption or conversion of all of the Company's Series A Preferred Stock.

        10.2  Reclassification of Shares. If the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

        10.3  Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price shall be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination, and the number of shares available for purchase in effect immediately prior to such subdivision or combination shall be proportionately adjusted.

        10.4  Stock Dividends. If the Company at any time shall pay a dividend payable in, or make any other distribution (except any distribution specifically provided for in the foregoing Sections 10.2 or 10.3) of, the Company's stock, then in each such case, the Holder, on exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares or such other stock or securities issuable upon exercise prior to such date, the securities of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

        10.5  Notice of Adjustment—In each case of any adjustment or readjustment in the Series A Preferred Stock issuable upon the exercise of this Warrant, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon such adjustment or readjustment is based. The Company shall forthwith mail a copy of each such report to the Holder.

        10.6  Notices of Record Date—In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend that is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to each Holder at least ten days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

        10.7  Redemption of Preferred Stock—If the Company at any time is required to redeem outstanding shares of Series A Preferred Stock pursuant to Section 5 of the Company's Certificate of Designation of Preferences and Rights of the Series A Preferred Stock dated January 24, 2002, as the same may be amended from time to time in accordance therewith, the number of shares available for purchase under this Warrant in effect immediately prior to such redemption ("Available Shares") shall be reduced, without additional consideration, to a number equal to the number of Available Shares multiplied by a fraction, the numerator being equal to the number of shares of Series A Preferred Stock held by the original holder of this Warrant and its transferees immediately after redemption (not including any Warrant Shares issued upon exercise of this Warrant) and the denominator being equal to the number of shares of Series A Preferred Stock initially purchased by such holder on the Issue Date of this Warrant under the Purchase Agreement. If all of the shares of Series A Preferred Stock initially purchased by such holder on the Issue Date of this Warrant are redeemed, then this Warrant will be cancelled without consideration and the Holder shall have no further rights hereunder. In no event shall the number of Available Shares be increased under this Section 10.7.

        11.  Reservation of Stock Issuable on Exercise of Warrant—The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, all shares of Series A Preferred Stock from time to time issuable upon the exercise of this Warrant and all shares of Common Stock issuable upon conversion of the Series A Preferred Stock issuable upon exercise of this Warrant.

        12.  Loss, Theft, Destruction Mutilation of Warrant—Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and dated as of such cancellation in lieu of this Warrant.

        13.  Remedies—The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not adequate and may be enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

        14.  Notices, etc.—All notices and other communications from the Company to the holder of this Warrant shall be mailed, by first class mail or nationally recognized overnight courier such as Federal Express, to such address as may have been furnished to the Company in writing by such holder, or, until an address is so furnished, to and at the address of the last holder of this Warrant who has so furnished an address to the Company. All communications from the holder of this Warrant to the Company shall be mailed by first class mail or nationally recognized overnight courier such as Federal Express to the Company at it principal business address, or such other address as may have been furnished to the holder in writing by the Company.

        15.  Miscellaneous—This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of California without regard to principles of conflicts of law. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant, or any portion hereof, may not, without the prior consent of the Company, be assigned at any time.

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        IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by its duly authorized officer and to be dated as of the issue date set forth on the first page of this Warrant.

TRIPATH TECHNOLOGY, INC.
By:
Dr. Adya S. Tripathi President and Chief Executive Officer

NOTICE OF EXERCISE OF WARRANT

TO:        Tripath Technology, Inc.

                    Pursuant to the terms of the attached Warrant, the undersigned hereby elects to purchase            shares of Series A Preferred Stock of Tripath Technology, Inc. (the "Company"), and tenders herewith payment of the Exercise Price of such shares in full.

        Please issue a certificate or certificates representing said shares of Series A Preferred Stock, in the name of the undersigned or in such other name(s) as is/are specified immediately below or, if necessary, on an attachment hereto:

	Name		Address

DATE:		HOLDER:

DATE:		HOLDER:

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  Exhibit 10.9
CERTIFICATE FOR «Units» WARRANTS
TRIPATH TECHNOLOGY, INC. WARRANT CERTIFICATE
NOTICE OF EXERCISE OF WARRANT